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                                                                    EXHIBIT 23

                         CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Form 8-K/A No. 1 and the incorporation by reference in the registration statements of CenterPoint Properties Trust (formerly CenterPoint Properties Corporation) on Form S-3 (Nos. 33-95792, 33-99858 and 333-18235), Form S-8/S-3 (File Nos. 333-05087 and 333-34687) and
Form S-8 (File No. 333-05141) of our report dated January 30, 1998 on our audit of the combined financial statement of The Other Acquisition II Properties for the year ended December 31, 1996.

                                   COOPERS & LYBRAND L.L.P.

Chicago, Illinois
February 27, 1998